UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2024

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Microvast Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

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Delaware (State or Other Jurisdiction of Incorporation)	001-38826 (Commission File number)	83-2530757 (IRS Employer Identification No.)
12603 Southwest Freeway, Suite 300 Stafford, Texas 77477 (Address of Principal Executive Offices, including Zip Code)

(281) 491-9505
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.0001 per share	MVST	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MVSTW	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New President

On April 18, 2024, the Board of Directors (the “Board”) of Microvast Holdings, Inc. (the “Company”) approved the promotion of Ms. Isida Tushe, the Company’s General Counsel and Corporate Secretary, to President of the Company, effective immediately. Ms. Tushe will continue to serve as the Company’s General Counsel and Corporate Secretary in addition to serving as President of the Company.

Ms. Tushe, age 37, has served as the Company’s General Counsel and Corporate Secretary since March, 2023. Prior to joining the Company, Ms. Tushe served as the General Counsel and Corporate Secretary at DC Green Bank and mPhase Technologies, Inc., where she oversaw all legal and compliance matters. Prior to that, Ms. Tushe served as the General Counsel of FFP New Hydro LLC, a developer of low-impact hydroelectric energy generation and storage in the United States, overseeing all legal and lobbying functions. Ms. Tushe has also held various senior positions involving finance, commercial and legal aspects of structured finance, M&A, project finance and development, intellectual property and corporate governance, including as VP and Senior Counsel at Pine Gate Renewables, LLC and as VP of Project Finance and Counsel at Fuel Cell Energy, Inc.

There are no arrangements or understandings between Ms. Tushe and any other person pursuant to which Ms. Tushe was promoted to President of the Company. There are no family relationships between Ms. Tushe and any director or executive officer of the Company, and she has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Chief Operating Officer

On April 18, 2024, the Board approved the promotion of Dr. Shengxian Wu, President of Microvast Power Systems Co. Ltd, the Company’s wholly-owned subsidiary incorporated in Huzhou, China (“Microvast China”), to Chief Operating Officer of the Company, effective immediately.

Dr. Wu, age 42, has served as Microvast China’s President since January 2021. Prior to joining Microvast China in March 2016, Dr. Wu served as manager of the Commercial Vehicle Research Institute of Zhejiang Geely Holding Group.

There are no arrangements or understandings between Dr. Wu and any other person pursuant to which Dr. Wu was promoted to Chief Operating Officer of the Company. There are no family relationships between Dr. Wu and any director or executive officer of the Company, and he has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROVAST HOLDINGS, INC.

Date: April 24, 2024	By:	/s/ Wu Yang
Name: Wu Yang
Title: Chief Executive Officer